UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 7, 2016
Date of Report (Date of earliest event reported)

__________________
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

(310) 207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Incentive Plans
On April 7, 2016, the Board of Directors (the “Board”) of The Rubicon Project, Inc. (the “Company”) approved amendments to the Company’s 2014 Equity Incentive Plan and 2014 Inducement Grant Equity Incentive Plan (collectively, the “Plans”).
The Plans were amended to add a recoupment policy and a policy against repricing and cash buyouts. Under the recoupment policy, the Company will require reimbursement of any incentive payment (which could be a cash payment or equity award) made to a plan participant after the date of implementation of the recoupment policy if the Board determines that the participant engaged in intentional misconduct that caused or substantially caused the need for a substantial restatement of financial results and a lower payment would have been made to the participant based on the restated financial results. The recoupment policy was also added to the Company’s cash incentive plans.
The policy against repricing and cash buyouts prohibits the Board from decreasing the exercise price of or otherwise repricing, repurchasing, or redeeming awards of stock options and stock appreciation rights unless such action is first approved by the Company’s stockholders.
The foregoing description of the Plan amendments does not purport to be complete and is subject to, and qualified in its entirety by, reference to the copies of the amended and restated Plans, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
Implementation of Equity Retention Guidelines
On April 7, 2016, the Board approved equity retention guidelines for directors and named executive officers (the “Guidelines”). Under the Guidelines, directors and named executive officers (“Covered Persons”) are required to accumulate within five years from the later of the date the Guidelines were implemented or the date he or she became a Covered Person, and thereafter to retain for the duration of employment or Board service, a minimum level of Company equity. The minimum level of equity for non-employee directors is five times base Board cash compensation. The minimum level of equity for the Company’s Chief Executive Officer is five times his base salary. The minimum level of equity for named executive officers other than the Chief Executive Officer is three times his or her base salary. Equity that counts toward the ownership requirement includes: (1) shares owned outright by the Covered Person or beneficially owned by the Covered Person by virtue of being held by a member of the Covered Person’s immediate family residing in the same household or in a trust for the benefit of the Covered Person or his or her immediate family members residing in the same household; (2) shares held in qualified plans or IRAs; (3) vested shares (or vested restricted stock units) deemed to be held in non-qualified plans; (4) the in-the-money portion of vested stock options; and (5) unvested time-based restricted shares (or restricted stock units). Until the minimum level of company equity is achieved, the Covered Person is prohibited from selling or otherwise transferring beneficial ownership of more than one-half of: (a) the vested after-tax shares of our common stock obtained as a result of the vesting of any restricted stock or restricted stock unit award made after implementation of the Guidelines; or (b) the shares of our common stock subject to the vested portion of any stock option award made after implementation of the Guidelines, net of any shares surrendered or sold to cover exercise price and/or income tax resulting from the exercise.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Majority Vote in Uncontested Elections
On April 7, 2016, the Board approved an amendment to the Company’s Amended and Restated Bylaws that provides that, at any meeting of stockholders at which directors are to be elected, each nominee for election in an uncontested election is elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all director elections other than uncontested elections, directors are elected by a plurality of the votes cast.

The Board also approved an amendment to the Company’s Corporate Governance Guidelines that provides that each incumbent director nominee who is not re-elected is expected to submit to the Board his or her resignation from the Board and all committees thereof. The Board will consider the resignation and will accept or reject the resignation based on factors the Board deems relevant, including the director's qualifications, the director's past and expected future contributions to the Company, the overall composition of the Board, and whether accepting the tendered resignation would cause the Company to fail to satisfy or otherwise comply with any applicable rule or regulation.
The foregoing description of the bylaw amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended and Restated Bylaws of the Company, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
3.1 10.1 10.2	Amended and Restated Bylaws 2014 Equity Incentive Plan, as amended and restated 2014 Inducement Grant Equity Incentive Plan, as amended and restated

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date: April 7, 2016	By:	/s/ Jonathan Feldman
Jonathan Feldman
Deputy General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description
3.1 10.1 10.2	Amended and Restated Bylaws 2014 Equity Incentive Plan, as amended and restated 2014 Inducement Grant Equity Incentive Plan, as amended and restated